EXHIBIT 3.3

	  ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
			     OF CRYOLIFE, INC.

TO:  DEPARTMENT OF STATE
     TALLAHASSEE, FLORIDA 32304

     Pursuant to the provisions of Section 607.1006 and Section 607.1007 of the Florida Statutes, the undersigned Corporation adopts the following Amendments to the Articles of Incorporation:

     1.   The name of the corporation is CRYOLIFE, INC.

     2. The following Amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on May 16, 1996, in the manner prescribed by the Florida General
Corporation Act:

     A. Paragraph a(1) of Article V of the Articles of Incorporation is hereby deleted in its entirety and the following is substituted therefor:

     (a)(1) The number of shares of capital stock authorized to be issued by this corporation shall be Fifty Million (50,000,000) shares of common stock, each with a par value of One Cent ($.01) and Five Million (5,000,000) shares of preferred stock, each with a par value of One Cent ($.01). The shares of preferred stock may be divided into and issued in series.

     B. Paragraph a(3) of Article V of the Articles of Incorporation is hereby deleted in its entirety and the following is substituted therefor:

     (a)(3) Each share of issued and outstanding common stock shall entitle the holder thereof to one (1) vote on each matter with respect to which shareholders have the right to vote, to fully participate in all shareholder meetings, and to share ratably in the net assets of the corporation upon liquidation and/or dissolution. Each share of issued and outstanding preferred stock shall have such rights to share in the net assets of the corporation upon liquidation and/or dissolution as are determined and fixed by the Board of Directors pursuant to Florida Statutes Section 607.047. All or any part of said capital stock may be paid for in cash, in property or in labor or services at a fair valuation to be fixed by the Board of Directors at a meeting called for such purposes. All stock when issued shall be paid for and shall be nonassessable.

     The other paragraphs of Article V remained unchanged.

     3. The total number of shares of common stock of the corporation that have been issued or are outstanding are 4,716,166.

     4. The number of each class entitled to vote thereon as a class voted for and against such amendment, respectively was:

NUMBER OF COMMON SHAREHOLDERS VOTED:

AMENDMENT         CLASS                     FOR           AGAINST

ARTICLE V-A(1)    Common Shareholders       3,478,798     395,575
ARTICLE V-A(3)    Common Shareholders       2,441,238     259,984

The number of votes cast by the shareholders was sufficient for approval.

IN WITNESS WHEREOF, the foregoing Articles of Amendment to the Articles of Incorporation are hereby executed by the President, STEVEN G. ANDERSON, and attested by RONALD D. McCALL, as
Secretary of the Corporation, CRYOLIFE, INC. on this 21st day of June, 1996.

				   WITNESSES:

STEVEN G. ANDERSON                 FELICIA E. TROTT
________________________________   _____________________________
STEVEN G. ANDERSON
President & Ceo                    FELICIA E. TROTT
Cryolife, Inc.                     _____________________________
				   Printed Name of Witness

RONALD D. McCALL                   JOYCE A. CLARK
_________________________________  _____________________________
RONALD D. McCALL, Secretary
Cryolife, Inc.                     JOYCE A. CLARK
				   ______________________________
				   Printed Name of Witness

STATE OF GEORGIA
COUNTY OF COBB

     I HEREBY CERTIFY that before me the undersigned authority personally appeared STEVEN G. ANDERSON, as President and CEO of Cryolife, Inc., to me well known and who acknowledged that he executed the foregoing instrument this 21st day of June, 1996, for the purposes stated therein.

			 SUZANNE K. GABBERT
			 _______________________________________
			 Notary Public, State of Georgia at Large

			 SUZANNE K. GABBERT
			 ________________________________________
			 Printed Name of Notary Public

			 My Commission Expires:

			 Notary Public, Cobb County, Georgia
			 My Commission Expires Sept. 13, 1996

			 ________________________________________


STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

     I HEREBY CERTIFY that before me the undersigned authority personally appeared RONALD D. McCALL, as Secretary of Cryolife,
Inc., to me well known and who acknowledged that he executed the foregoing instrument this 14th day of June, 1996, for the purposes stated therein.


			 JOYCE A. CLARK
			 ________________________________________
			 Notary Public, State of Florida at Large

			 JOYCE A. CLARK
			 ________________________________________
			 Printed Name of Notary Public

			 My Commission Expires:

				   Joyce A. Clark
			      My Commission # CC2886 B Expires
				   May 30, 1997
			 Bonded thru Troy Fain Insurance, Inc.
			 _______________________________________